PRESS RELEASE

Global Payments Reports Results for Second Quarter 2019
and Increases 2019 Outlook

ATLANTA, July 30, 2019 -- Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended June 30, 2019.
"We are pleased to report double digit growth this quarter, an acceleration from terrific first quarter results and further validation of our technology-enabled strategies," said Jeff Sloan, Chief Executive Officer. "We also made substantial progress on our landmark partnership with TSYS announced in May, which we now expect to close as early as the beginning of the fourth quarter."
Sloan continued, "Our preliminary integration work with TSYS has reinforced our confidence in the value creation from the transaction, particularly the ability to drive significant revenue enhancements. We believe there are meaningful opportunities that are worldwide in scope across all three of TSYS' business segments. We look forward to a successful closing."

Second Quarter 2019 Summary

•
GAAP revenues were $935.2 million, compared to $833.2 million in the second quarter of 2018; diluted earnings per share were $0.77 compared to $0.68 in the prior year; and operating margin was 23.7% compared to 22.9% in 2018.

•	Adjusted net revenue plus network fees grew 13.4% to $1.114 billion, compared to $982.5 million in 2018.

•	Adjusted earnings per share grew 17.1% to $1.51, compared to $1.29 in 2018.

•	Adjusted operating margin expanded 100 basis points to 32.4%.

2019 Outlook
“We are delighted with our financial results for the second quarter and year-to-date period, which we delivered while simultaneously advancing our transformational merger with TSYS,” stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. “Our performance positions us well to exceed our expectations for the year, despite facing further incremental headwinds from foreign currency exchange rates.
“We continue to expect adjusted net revenue plus network fees to range from $4.44 billion to $4.49 billion, reflecting growth of 12% to 13%, which includes an incremental headwind of approximately 50 basis points from foreign currency relative to our May guidance. Despite this impact, we are increasing our outlook for adjusted earnings per share to a range of $6.00 to $6.15, reflecting growth of

16% to 18% over 2018, and we now expect adjusted operating margin for 2019 to expand by up to 90 basis points,” Bready concluded.

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.01 per share payable September 27, 2019 to shareholders of record as of September 13, 2019.

Conference Call
Global Payments’ management will host a conference call today, July 30, 2019 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income, operating income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis, and other measures, in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology and software solutions delivering innovative services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to accept all payment types and operate their businesses more efficiently across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with approximately 11,000 employees worldwide, Global Payments is a member of the S&P 500 with customers and partners in 32 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Global Payments and TSYS operate and beliefs of and assumptions made by Global Payments management and TSYS management, involve uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments, TSYS or the combined company. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “estimates,” “forecasts,” “projects,” “plans,” “may,” “could,” “should,” “would,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Such forward-looking statements include, but are not limited to, statements about the strategic rationale and financial benefits of the merger transaction, including expected future financial and operating results and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to projections of revenue, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; statements of plans and objectives of Global Payments or TSYS or their management or Board of Directors, including those relating to products or services; and statements of future economic performance — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. In addition to factors previously disclosed in Global Payments’ and TSYS’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Global Payments and TSYS to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Global Payments, TSYS or their respective directors; the ability to obtain regulatory approvals and meet other closing conditions to the merger on a timely basis or at all, including the risk that regulatory approvals required for the merger are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by Global Payments shareholders and TSYS shareholders on the expected terms and schedule; difficulties and delays in integrating the Global Payments and TSYS businesses, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the merger when expected or at all; business disruptions from the proposed merger that will harm Global Payments’ or TSYS’ business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, including as it relates to Global Payments’ or TSYS’ ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of Global Payments or TSYS to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of Global Payments following the merger, including the dilution caused by Global Payments’ issuance of additional shares of its common stock in connection with the transaction; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which Global Payments and TSYS operate; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond Global Payments’ or TSYS’ control, such as acts of terrorism.
Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither Global Payments nor TSYS undertakes any obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Global Payments’ and TSYS’ most recent annual reports on Form 10-K for the year ended December 31, 2018 and in other documents that the companies file with the SEC, which are available at www.sec.gov.
As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Kimberly Mann
	770-829-8478		770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2018	% Change	2019	2018	% Change

Revenues	$935,152	$833,164	12.2%	$1,818,190	$1,628,141	11.7%

Operating expenses:
Cost of service	302,276	264,544	14.3%	607,505	516,930	17.5%
Selling, general and administrative	411,150	377,883	8.8%	789,467	764,304	3.3%
	713,426	642,427	11.1%	1,396,972	1,281,234	9.0%

Operating income	221,726	190,737	16.2%	421,218	346,907	21.4%

Interest and other income	6,176	2,568	140.5%	9,112	14,262	(36.1)%
Interest and other expense	(65,616)	(47,720)	37.5%	(124,697)	(93,325)	33.6%
	(59,440)	(45,152)	31.6%	(115,585)	(79,063)	46.2%

Income before income taxes	162,286	145,585	11.5%	305,633	267,844	14.1%
Provision for income taxes	(32,247)	(27,856)	15.8%	(56,388)	(52,529)	7.3%
Net income	130,039	117,729	10.5%	249,245	215,315	15.8%
Net income attributable to noncontrolling interests, net of income tax	(9,581)	(8,660)	10.6%	(16,445)	(14,847)	10.8%
Net income attributable to Global Payments	$120,458	$109,069	10.4%	$232,800	$200,468	16.1%

Earnings per share attributable to Global Payments:
Basic	$0.77	$0.69	11.6%	$1.48	$1.26	17.5%
Diluted	$0.77	$0.68	13.2%	$1.48	$1.25	18.4%

Weighted-average number of shares outstanding:
Basic	156,768	159,003		157,141	159,161
Diluted	157,262	159,677		157,638	159,840

SCHEDULE 2
UNAUDITED NON-GAAP FINANCIAL MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2018	% Change	2019	2018	% Change

Adjusted net revenue plus network fees	$1,114,456	$982,500	13.4%	$2,157,557	$1,906,780	13.2%

Adjusted operating income	$360,694	$308,147	17.1%	$689,326	$589,487	16.9%

Adjusted net income attributable to Global Payments	$236,830	$205,998	15.0%	$448,928	$386,821	16.1%

Adjusted diluted earnings per share attributable to Global Payments	$1.51	$1.29	17.1%	$2.85	$2.42	17.8%

----------------------------------------------------------------------------------

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
UNAUDITED SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	June 30, 2019			June 30, 2018			% Change
	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$715,919	$668,568	$840,427	$621,801	$549,957	$718,574	15.1%	21.6%	17.0%
Europe	160,349	160,349	194,871	155,631	155,631	190,179	3.0%	3.0%	2.5%
Asia-Pacific	58,884	59,501	79,158	55,732	55,732	73,747	5.7%	6.8%	7.3%
	$935,152	$888,418	$1,114,456	$833,164	$761,320	$982,500	12.2%	16.7%	13.4%

Operating income:
North America	$185,286	$285,926		$147,184	$232,896		25.9%	22.8%
Europe	86,345	94,729		82,682	90,152		4.4%	5.1%
Asia-Pacific	23,257	26,193		19,577	23,255		18.8%	12.6%
Corporate	(73,162)	(46,154)		(58,706)	(38,156)		24.6%	21.0%
	$221,726	$360,694		$190,737	$308,147		16.2%	17.1%

	Six Months Ended
	June 30, 2019			June 30, 2018			% Change
	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees	GAAP	Non-GAAP	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$1,394,341	$1,296,385	$1,626,871	$1,215,830	$1,071,746	$1,395,079	14.7%	21.0%	16.6%
Europe	303,218	303,218	368,890	298,908	298,908	361,045	1.4%	1.4%	2.2%
Asia-Pacific	120,631	121,877	161,796	113,403	113,403	150,656	6.4%	7.5%	7.4%
	$1,818,190	$1,721,480	$2,157,557	$1,628,141	$1,484,057	$1,906,780	11.7%	16.0%	13.2%

Operating income:
North America	$341,433	$548,388		$272,588	$446,736		25.3%	22.8%
Europe	158,306	174,696		153,230	167,831		3.3%	4.1%
Asia-Pacific	50,530	56,310		43,351	49,118		16.6%	14.6%
Corporate	(129,051)	(90,068)		(122,262)	(74,198)		5.6%	21.4%
	$421,218	$689,326		$346,907	$589,487		21.4%	16.9%

See Schedules 8 and 9 for a reconciliation of adjusted net revenue, adjusted net revenue plus network fees and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	June 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$1,047,727	$1,210,878
Accounts receivable, net	394,603	348,400
Settlement processing assets	2,844,267	1,600,222
Prepaid expenses and other current assets	261,082	216,708
Total current assets	4,547,679	3,376,208
Goodwill	6,345,563	6,341,355
Other intangible assets, net	2,308,333	2,488,618
Property and equipment, net	712,396	653,542
Deferred income taxes	6,950	8,128
Other noncurrent assets	663,151	362,923
Total assets	$14,584,072	$13,230,774

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$736,209	$700,486
Current portion of long-term debt	151,062	115,075
Accounts payable and accrued liabilities	1,117,938	1,176,703
Settlement processing obligations	2,478,373	1,276,356
Total current liabilities	4,483,582	3,268,620
Long-term debt	5,000,585	5,015,168
Deferred income taxes	556,130	585,025
Other noncurrent liabilities	368,659	175,618
Total liabilities	10,408,956	9,044,431
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 156,674,688 issued and outstanding at June 30, 2019 and 157,961,982 issued and outstanding at December 31, 2018	—	—
Paid-in capital	2,126,065	2,235,167
Retained earnings	2,204,445	2,066,415
Accumulated other comprehensive loss	(339,906)	(310,175)
Total Global Payments shareholders’ equity	3,990,604	3,991,407
Noncontrolling interests	184,512	194,936
Total equity	4,175,116	4,186,343
Total liabilities and equity	$14,584,072	$13,230,774

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	June 30, 2019	June 30, 2018

Cash flows from operating activities:
Net income	$249,245	$215,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	82,760	69,088
Amortization of acquired intangibles	210,993	176,303
Amortization of capitalized contract costs	31,965	23,835
Share-based compensation expense	27,914	30,104
Provision for operating losses and bad debts	18,637	22,942
Deferred income taxes	(6,483)	(3,061)
Other, net	22,469	(6,228)
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(49,774)	(21,763)
Settlement processing assets and obligations, net	(41,715)	95,232
Prepaid expenses and other assets	(148,435)	(92,154)
Accounts payable and other liabilities	(150,223)	(2,857)
Net cash provided by operating activities	247,353	506,756
Cash flows from investing activities:
Acquisitions, net of cash acquired	(78,245)	—
Capital expenditures	(133,312)	(102,669)
Other, net	13,182	(1,436)
Net cash used in investing activities	(198,375)	(104,105)
Cash flows from financing activities:
Net borrowings (repayments) of settlement lines of credit	32,163	(88,325)
Proceeds from long-term debt	586,000	694,214
Repayments of long-term debt	(569,119)	(1,024,695)
Payment of debt issuance costs	—	(10,884)
Repurchase of common stock	(233,996)	(177,261)
Proceeds from stock issued under share-based compensation plans	12,952	6,340
Common stock repurchased - share-based compensation plans	(11,167)	(9,989)
Distributions to noncontrolling interests	(26,239)	—
Dividends paid	(3,137)	(3,171)
Net cash used in financing activities	(212,543)	(613,771)
Effect of exchange rate changes on cash	414	(25,206)
Decrease in cash and cash equivalents	(163,151)	(236,326)
Cash and cash equivalents, beginning of the period	1,210,878	1,335,855
Cash and cash equivalents, end of the period	$1,047,727	$1,099,529

SCHEDULE 6
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$935,152	$(46,734)	$—	$—	$888,418	$226,038	$1,114,456

Operating income	$221,726	$4,234	$134,734	$—	$360,694

Net income attributable to Global Payments	$120,458	$4,234	$135,643	$(23,505)	$236,830

Diluted earnings per share attributable to Global Payments	$0.77				$1.51

Diluted weighted average shares outstanding	157,262				157,262

	Three Months Ended June 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$833,164	$(71,844)	$—	$—	$761,320	$221,180	$982,500

Operating income	$190,737	$2,276	$115,134	$—	$308,147

Net income attributable to Global Payments	$109,069	$2,276	$116,883	$(22,230)	$205,998

Diluted earnings per share attributable to Global Payments	$0.68				$1.29

Diluted weighted average shares outstanding	159,677				159,677

----------------------------------------------------------------------------------

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2019 and June 30, 2018, includes $4.2 million and $2.3 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended June 30, 2019, earnings adjustments to operating income included $105.2 million in cost of service (COS) and $29.5 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $104.1 million and acquisition and integration expenses of $1.1 million. Adjustments to SG&A include share-based compensation expense of $16.5 million, acquisition and integration expenses of $13.0 million, including costs related to the proposed merger with TSYS. Net income attributable to Global Payments also reflects an adjustment to remove a $2.9 million charge to interest expense associated with the bridge facility the company entered into in connection with the proposed TSYS merger.

For the three months ended June 30, 2018, earnings adjustments to operating income included $92.1 million in COS and $23.0 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $89.0 million and other adjustments of $3.1 million. Adjustments to SG&A include share-based compensation expense of $15.2 million, acquisition and integration expenses of $7.6 million and other adjustments of $0.2 million. Net income attributable to Global Payments also reflects an adjustment to remove a charge of $3.3 million associated with the refinancing of our corporate credit facility.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2019
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$1,818,190	$(96,710)	$—	$—	$1,721,480	$436,077	$2,157,557

Operating income	$421,218	$8,641	$259,467	$—	$689,326

Net income attributable to Global Payments	$232,800	$8,641	$258,376	$(50,889)	$448,928

Diluted earnings per share attributable to Global Payments	$1.48				$2.85

Diluted weighted average shares outstanding	157,638				157,638

	Six Months Ended June 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues	$1,628,141	$(144,084)	$—	$—	$1,484,057	$422,723	$1,906,780

Operating income	$346,907	$5,869	$236,711	$—	$589,487

Net income attributable to Global Payments	$200,468	$5,869	$229,025	$(48,541)	$386,821

Diluted earnings per share attributable to Global Payments	$1.25				$2.42

Diluted weighted average shares outstanding	159,840				159,840

----------------------------------------------------------------------------------

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the six months ended June 30, 2019 and June 30, 2018, includes $8.6 million and $5.9 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the six months ended June 30, 2019, earnings adjustments to operating income included $214.0 million in cost of service (COS) and $45.5 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $212.1 million and acquisition and integration expenses of $1.9 million. Adjustments to SG&A include share-based compensation expense of $27.9 million, acquisition and integration expenses of $17.6 million, including costs related to the proposed merger with TSYS. Net income attributable to Global Payments also reflects an adjustment to remove a $2.9 million charge to interest expense associated with the bridge facility the company entered into in connection with the proposed TSYS merger.

For the six months ended June 30, 2018, earnings adjustments to operating income include $181.0 million in COS and $55.7 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $177.4 million and other adjustments of $3.6 million. Adjustments to SG&A include share-based compensation expense of $30.1 million, acquisition and integration expenses of $25.4 million and other adjustments of $0.2 million. Also, earnings adjustments to net income attributable to Global Payments include the removal of a $9.6 million gain recognized on the reorganization of Interac Association of which we were a member through one of our Canadian subsidiaries, and a charge of $5.2 million associated with the refinancing of our corporate credit facility.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
UNAUDITED RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended June 30, 2019
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$715,919	$(47,351)	$—	$668,568	$171,859	$840,427
Europe	160,349	—	—	160,349	34,522	194,871
Asia-Pacific	58,884	617	—	59,501	19,657	79,158
	$935,152	$(46,734)	$—	$888,418	$226,038	$1,114,456

Operating income:
North America	$185,286	$3,617	$97,023	$285,926
Europe	86,345	—	8,384	94,729
Asia-Pacific	23,257	617	2,319	26,193
Corporate	(73,162)	—	27,008	(46,154)
	$221,726	$4,234	$134,734	$360,694

	Three Months Ended June 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$621,801	$(71,844)	$—	$549,957	$168,617	$718,574
Europe	155,631	—	—	155,631	34,548	190,179
Asia-Pacific	55,732	—	—	55,732	18,015	73,747
	$833,164	$(71,844)	$—	$761,320	$221,180	$982,500

Operating income:
North America	$147,184	$2,276	$83,436	$232,896
Europe	82,682	—	7,470	90,152
Asia-Pacific	19,577	—	3,678	23,255
Corporate	(58,706)	—	20,550	(38,156)
	$190,737	$2,276	$115,134	$308,147

----------------------------------------------------------------------------------

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2019 and June 30, 2018, includes $4.2 million and $2.3 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended June 30, 2019, earnings adjustments to operating income include $105.2 million in cost of service (COS) and $29.5 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $104.1 million and acquisition and integration expenses of $1.1 million. Adjustments to SG&A include share-based compensation expense of $16.5 million, acquisition and integration expenses of $13.0 million, including costs related to the proposed TSYS merger.

For the three months ended June 30, 2018, earnings adjustments to operating income include $92.1 million in COS and $23.0 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $89.0 million and other adjustments of $3.1 million. Adjustments to SG&A include share-based compensation expense of $15.2 million and acquisition and integration expenses of $7.6 million and other adjustments of $0.2 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
UNAUDITED RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended June 30, 2019
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$1,394,341	$(97,956)	$—	$1,296,385	$330,486	$1,626,871
Europe	303,218	—	—	303,218	65,672	368,890
Asia-Pacific	120,631	1,246	—	121,877	39,919	161,796
	$1,818,190	$(96,710)	$—	$1,721,480	$436,077	$2,157,557

Operating income:
North America	$341,433	$7,395	$199,560	$548,388
Europe	158,306	—	16,390	174,696
Asia-Pacific	50,530	1,246	4,534	56,310
Corporate	(129,051)	—	38,983	(90,068)
	$421,218	$8,641	$259,467	$689,326

	Six Months Ended June 30, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Network Fees	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$1,215,830	$(144,084)	$—	$1,071,746	$323,333	$1,395,079
Europe	298,908	—	—	298,908	62,137	361,045
Asia-Pacific	113,403	—	—	113,403	37,253	150,656
	$1,628,141	$(144,084)	$—	$1,484,057	$422,723	$1,906,780

Operating income:
North America	$272,588	$5,869	$168,279	$446,736
Europe	153,230	—	14,601	167,831
Asia-Pacific	43,351	—	5,767	49,118
Corporate	(122,262)	—	48,064	(74,198)
	$346,907	$5,869	$236,711	$589,487

----------------------------------------------------------------------------------

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the six months ended June 30, 2019 and June 30, 2018, includes $8.6 million and $5.9 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the six months ended June 30, 2019, earnings adjustments to operating income include $214.0 million in cost of service (COS) and $45.5 million in selling, general and administrative (SG&A) expenses. Adjustments to COS include amortization of acquired intangibles of $212.1 million and acquisition and integration expenses of $1.9 million. Adjustments to SG&A include share-based compensation expense of $27.9 million, acquisition and integration expenses of $17.6 million, including costs related to the proposed TSYS merger.

For the six months ended June 30, 2018, earnings adjustments to operating income include $181.0 million in COS and $55.7 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $177.4 million and other adjustments of $3.6 million. Adjustments to SG&A include share-based compensation expense of $30.1 million acquisition and integration expenses of $25.4 million and other adjustments of $0.2 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
UNAUDITED OUTLOOK SUMMARY
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2018 Actual	2019 Outlook	% Change

Revenues:
GAAP revenues	$3.37	$3.73 to $3.78	11% to 12%
Adjustments(1)	(0.27)	(0.18)
Adjusted net revenue	$3.10	$3.54 to $3.59	14% to 16%

Network fees	0.87	0.90
Adjusted net revenue plus network fees	$3.97	$4.44 to $4.49	12% to 13%

Earnings Per Share (EPS):
GAAP diluted EPS	$2.84	$3.44 to $3.59	21% to 26%
Adjustments(2)	2.35	2.56
Adjusted diluted EPS	$5.19	$6.00 to $6.15	16% to 18%

----------------------------------------------------------------------------------

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
Adjustments to 2018 GAAP diluted EPS include software-related contract liability adjustments described above of $0.06, acquisition related amortization expense of $1.85, share-based compensation expense of $0.28, acquisition and integration expense of $0.28, employee termination benefits of $0.01, asset abandonment charges associated with technology integrations of $0.04 and the removal of an income tax benefit of $0.17 associated with tax reform. Also, adjustments to 2018 GAAP diluted EPS include the effect of these adjustments on noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue and adjusted net revenue plus network fees more closely reflect the economic benefits to the company's core business and, in the case of adjusted net revenue, allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted net revenue plus network fees, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue plus network fees. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.